Exhibit 99.1

CytoSorbents Awarded $2,897,172 Phase III STTR Contract to Advance HemoDefend-BGA Plasma and Whole Blood Filter to Clinical Trials

MONMOUTH JUNCTION, N.J., June 9, 2020 — CytoSorbents Corporation (NASDAQ:CTSO), a critical care immunotherapy leader specializing in blood purification, announced today that it was awarded a Defense Health Agency Small Business Technology Transfer (STTR) Phase III contract, valued at up to $2,897,172 over 2 years, to advance its HemoDefend-BGA plasma and whole blood adsorber to human clinical trials. The program, entitled “Development of a Highly Efficient Adsorber to Remove Anti-A and Anti-B Antibodies from Blood and Plasma for Transfusion,” is being funded by the U.S. Army Medical Research and Development Command (USAMRDC) office of the Congressionally Directed Medical Research Programs (CDMRP). This follows the successful completion of Phase I and II STTR contracts of approximately $1.15 million with researchers at Penn State University, previously funded by the U.S. Army Medical Research Acquisition Activity (USAMRAA) and the U.S. Army Medical Research and Material Command (USAMRMC).

Plasma and whole blood are life-saving blood products, particularly in civilian and combat trauma where the loss of blood, or hemorrhage, is the leading cause of preventable deaths. However, these products have limitations due to the presence of anti-A and anti-B antibodies in the blood plasma that can cause hemolytic transfusion reactions in an incompatible recipient.

The HemoDefend-BGA filter is part of the HemoDefend™ family of blood transfusion filters, and is fundamentally different from the HemoDefend-RBC filter for packed red blood cells. The HemoDefend-BGA filter is designed to enable “universal plasma”, or plasma that can be administered to anyone regardless of blood type, and to improve the safety of whole blood transfusions, by the rapid and efficient removal of anti-A and anti-B antibodies from these two blood products. An advanced HemoDefend-BGA prototype was developed previously under the prior STTR Phase II program.

Dr. Maryann Gruda, PhD, Principal Investigator and Director of Biology of CytoSorbents stated, “We are excited to take this next major step in the development of the HemoDefend-BGA adsorber. A tremendous amount of effort and innovation has gone into the current prototype that has exceeded program performance expectations. With this new funding, we plan to optimize our prototype and scale-up manufacturing to produce commercial-grade materials. This will facilitate advancement of the HemoDefend-BGA adsorber through pre-clinical testing to human clinical trials, with the goal of potential U.S. FDA regulatory approval. If successful, we expect the HemoDefend-BGA adsorber to expand the availability of universal plasma and whole blood that may help to save warfighter and civilian lives.”

Dr. Phillip Chan, MD, PhD, Chief Executive Officer of CytoSorbents stated, “The development of a simple device that efficiently reduces the level of anti-A and anti-B antibodies in whole blood and plasma to low titer is a major milestone in our collaboration with the U.S. military. We are grateful for U.S. Army support and proud to contribute to this important program. We plan to work aggressively to make this technology commercially available as soon as possible.”

Plasma is the straw-colored, cell-free portion of whole blood. It contains a wide range of important substances such as electrolytes, hormones, proteins such as albumin, clotting factors, and antibodies. The transfusion of plasma, or plasma-derived products, is used widely to help save the lives of trauma and bleeding victims, septic and other critically-ill patients, and patients with life-threatening blood coagulation and autoimmune disorders. In 2017, approximately 3.0 million units of plasma were distributed in the United States alone. Most plasma contains blood-type specific antibodies and must be cross-matched for blood type with the intended recipient ahead of time or risk serious transfusion reactions. The only “universal” plasma is Type AB plasma, which lack anti-A and anti-B antibodies, but is rare, accounting for less than 5.0% of potential donors. By reducing these blood-type specific antibodies from donated plasma of all blood types, the goal is to create a cost-effective, reliable, and expanded source of “universal” plasma that can be administered immediately, without blood-typing, in a wide range of emergent and non-emergent situations.

Many studies have demonstrated that whole blood transfusion is superior in hemorrhage control and survival in severe trauma, compared to individual blood component transfusions (e.g. pRBCs, platelets, plasma). In the military, in emergency or mass casualty situations when the demand for refrigerated blood products has exceeded the supply inventory in the combat zone, the “Walking Blood Bank” program can be implemented, where unwounded soldiers can donate their blood to those that have fallen. Type O whole blood is typically the universal donor type, but since it is roughly 60% plasma, anti-A and anti-B antibodies can be present at various levels that can cause potentially fatal hemolytic transfusion reactions in the recipient. Currently, the military relies on pre-screening and identification of low titer Type O donors. By removing these antibodies from whole blood, HemoDefend-BGA may help to improve the safety of whole blood transfusion across all blood types and make the logistics of treatment much easier.

The HemoDefend-BGA Adsorber is not yet approved in the U.S. or elsewhere. This Award is supported by the Defense Health Agency STTR Program/U.S. Army Medical Research and Development Command (USAMRDC)/Congressionally Directed Medical Research Program (CDMRP) under Contract No. W81XWH-20-C-0050. Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the U.S. Army Medical Research and Development Command (USAMRDC) or the U.S. Army Medical Research Acquisition Activity (USAMRAA).

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 58 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® has been used in more than 88,000 human treatments to date. CytoSorb has received FDA Emergency Use Authorization in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of approximately $33 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), Joint Program Executive Office for Chemical Biological Defense (JPEO-CBD), and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 5, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements, particularly in light of the current coronavirus pandemic, where businesses can be impacted by rapidly changing state and federal regulations, as well as the health and availability of their workforce. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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SOURCE CytoSorbents Corporation